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                                                                     Exhibit 5.1

              [LETTERHEAD OF PENN VIRGINIA RESOURCE PARTNERS, LP.]

                               September 7, 2001

Penn Virginia Resource Partners, L.P.
One Radnor Corporate Center, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087

                    Re:  Penn Virginia Resource Partners, L.P.
                         Registration Statement on Form S-1
                         Filed July 19, 2001
                         File No. 333-65442


Gentlemen:

   I, Nancy M. Snyder, have acted as counsel to Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), and Penn Virginia GP, LLC, a Delaware limited liability company (the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 5,750,000 common units representing limited partner interests in the Partnership (the "Common Units").

   As the basis for the opinion hereinafter expressed, I examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as I deemed necessary or advisable for the purposes of this opinion. In such examination, I assumed the authenticity of all documents submitted to me as originals and the conformity with original documents of all documents submitted to me as copies.

   Based on the foregoing and on such legal considerations as I deem relevant, I am of the opinion that:

  1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

  2. The Common Units will, when issued and paid for as described in the Partnership's Registration Statement on Form S-1, as amended, relating to the Common Units (the "Registration Statement"), be duly authorized, validly issued, fully paid and nonassessable.

   I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Experts" in the Prospectus.

                                          Very truly yours,

                                          -----------------
                                          Nancy M. Snyder